EXCHANGE OFFER
                            DEALER MANAGER AGREEMENT

                                                                 April 10, 2000

Salomon Smith Barney Inc.
390 Greenwich Street
New York, NY 10013

Credit Suisse First Boston Corporation
Eleven Madison Avenue

New York, NY 10010

Ladies and Gentlemen:

     Winstar Communications, Inc., a Delaware corporation (the "Company"), is making an offer (the "Exchange Offer") to exchange (i) its 12-3/4% Senior Notes Due 2010 (the "2010 Senior Notes") or its 14-3/4% Senior Discount Notes Due 2010 (the "Senior Discount Notes" and, together with the 2010 Senior Notes, the "New Notes") to be issued pursuant to s (collectively, the "New Indentures") between the Company and United States Trust Company of New York, as trustee (the "Trustee") or any combination thereof, for any and all of its outstanding 10% Senior Subordinated Notes Due 2008 (the "10% Notes") and (ii) a combination of 2010 Senior Notes and Senior Discount Notes to be determined by the Issuer for any and all of its outstanding 15% Senior Subordinated Deferred Interest Notes Due 2007 (the "15% Notes") and its 11% Senior Subordinated Deferred Interest Notes Due 2008 (the "11% Notes" and, together with the 10% Notes and the 15% Notes, the "Existing Subordinated Notes"), held by qualified institutional buyers and institutional accredited investors under the Securities Act of 1933 (the "Securities Act") that can make the investment representations set forth in the consent and letter of transmittal (the "Qualified Offerees Transmittal Letter") circulated in connection with the Exchange Offer ("Qualified Offerees") on the terms and subject to the conditions set forth in the Exchange Offer Material (as defined below). In connection with the Exchange Offer, the Company intends to amend (the "Proposed Amendments") certain provisions of (i) the indenture governing the 10% Notes dated as of March 15, 1998 (the "10% Notes Indenture") between the Company and the Trustee, (ii) the indenture governing the 15% Notes dated as of October 1, 1997 (the "15% Notes Indenture") between the Company and the Trustee and (iii) the indenture governing the 11% Notes dated as of March 15, 1998 (the "11% Notes Indenture" and, together with the 10% Notes Indenture and the 11% Notes Indenture, the "Existing Indentures") between the Company and the Trustee. The Exchange Offer and all the transactions related thereto shall be collectively referred to herein as the "Transactions". The Proposed Amendments will be contained in supplements to each of the Existing Indentures to be executed by the Company and the Trustee (the "Supplemental Indentures"). The Proposed Amendments will be executed on or immediately following the Consent Date (as defined in the Confidential Offering Circular and Consent Solicitation Statement dated March 3, 2000 (as supplemented March 17, 2000, March 21, 2000, March 22, 2000, March 27, 2000 and March 28, 2000, the
"Exchange Offer Statement")), assuming receipt by the Company of the requisite number of consents to the Proposed Amendments (the "Consents"). The Proposed Amendments will become operative when the Existing Subordinated Notes are accepted for purchase by the Company pursuant to the Exchange Offer (the first date on which such event occurs being herein referred to as the "Settlement



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                                                                           2

Date"). The Exchange Offer will be made on the terms and subject to the conditions set forth in the Exchange Offer Statement.

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Exchange Offer Statement.

     Concurrently with the Exchange Offer, the Company is (1) making the Tender Offer to purchase the Existing Senior Notes, (2) conducting the Private Placement of additional 2010 Senior Notes, 12-1/2% Senior Notes due 2008 (the "2008 Senior Notes") to be issued pursuant to an indenture between the Company and the Trustee (the "2008 Senior Notes Indenture") and 12-3/4% Senior Notes due 2010 denominated in euro (the "Euro Notes") to be issued pursuant to an indenture between the Company and the Trustee (the "Euro Notes Indenture"), and
(3) seeking to enter into the Preferred Stock Transaction with the holders (the "Specified Holders") of more than 75% of the outstanding shares of the Series C 14 1/4% Senior Cumulative Exchangeable Preferred Stock due 2007 of the Company (the "Series C Preferred Stock"), including (A) an agreement by the Specified Holders to waive any defaults under the certificate of designation governing the Series C Preferred Stock resulting from the Refinancing (as defined) and certain other events, (B) the Company's agreement to issue, on June 15, 2000, exchange debentures (the "Exchange Debentures"), in exchange for all of the Series C Preferred Stock, as provided by the terms of the Series C Preferred Stock certificate of designation, (C) an agreement by the Specified Holders that certain restrictive covenants and default provisions in the indenture that will govern the Exchange Debentures will be eliminated and (D) the Company's agreement to exchange all of the Exchange Debentures for 2010 Senior Notes and Senior Discount Notes and the holders' agreement to participate in such exchange.

     As used herein, the term "Refinancing" means the Tender Offer, the Exchange Offer, the Private Placement and the Preferred Stock Transaction, and the term "Other Refinancing Agreements" means: (1) the Tender Offer Dealer Manager Agreement, dated the date hereof, between the Company and the Dealer Managers (as defined) (the "Tender Offer Dealer Manager Agreement"), (2) the supplemental indentures to be entered into in connection with the Tender Offer, (3) the Purchase Agreement (the "Dollar Notes Purchase Agreement") dated as of March 27, 2000, among the Company and the Dealer Managers, BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several Purchasers identified therein, (4) the Purchase Agreement (the "Euro Notes Purchase Agreement" and, together with the Dollar Notes Purchase Agreement, the "Purchase Agreement") dated as of March 27, 2000, among the Company and Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited, Goldman Sachs International, Merrill Lynch International, BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several Purchasers identified therein, (5) the Registration Rights Agreement (the "Dollar Notes Registration Rights Agreement"), among the Company and the Dealer Managers, BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several Purchasers identified therein, (6) the Registration Rights Agreement (the "Euro Notes Registration Rights Agreement" and, together with the Dollar Notes Registration Rights Agreement, the "Registration Rights Agreement") among the Company and Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited, Goldman Sachs International, Merrill Lynch International, BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several Purchasers identified therein, and (7) the Stockholder Agreements between the Company and the Specified Holders in respect of the Preferred Stock Transaction, as amended as of the date hereof.


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                                                                           3

     The following sets forth the agreement among the Company, on the one hand, and Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation, as Joint Dealer Managers (the "Dealer Managers"), on the other hand.

     1. Appointment as Dealer Managers. (a) The Company hereby appoints you as Dealer Managers and authorizes you to act as such in connection with the Transactions. As Dealer Managers, you agree, in accordance with your customary practice, to perform those services in connection with the Transactions as are customarily performed by investment banking firms in connection with exchange offers of like nature, including, but not limited to, the solicitation of tenders of Existing Subordinated Notes pursuant to the Exchange Offer. Your respective obligations as Dealer Managers hereunder shall be several and not joint and several. The performance of such services by you hereunder shall commence upon the mailing of the Exchange Offer Statement and related documents to each holder of Existing Subordinated Notes whom the Company believes to be a Qualified Offeree (the date of commencement of such distribution being herein referred to as the "Commencement Date").

     (b) The Company expressly acknowledges that all opinions and advice (written or oral) given by the Dealer Managers to the Company in connection with the Dealer Managers' engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transactions to which they relate and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to either of the Dealer Managers be made by the Company (or such persons), without the prior consent of each of the Dealer Managers, which consent shall not be unreasonably withheld, other than pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Company agrees to inform you promptly thereof and, to the extent not expressly prohibited by such regulatory process, prior to any such disclosure).

     2. No Liability for Acts of Dealers, Banks and Trust Companies. Each of you shall have no liability (in tort, contract or otherwise) to the Company, the other Dealer Manager or any other person for any losses, claims, damages, liabilities and expenses (each, a "Loss" and collectively, the "Losses") arising from any act or omission on the part of any broker or dealer in securities ("Dealer") (other than yourself) or any bank or trust company or any other person (other than yourself), and each of you shall not be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Managers or as Dealers hereunder or otherwise in connection with the Transactions, except for any such Losses which are finally judicially determined by a court of competent jurisdiction to have resulted primarily from your gross negligence or willful misconduct. In soliciting or obtaining tenders, neither the Company, any Dealer, bank or trust company, nor the other Dealer Manager shall be deemed to be acting as your agent or the agent of the Company, and you, as Dealer Managers, shall not be deemed the agent of the Company, any Dealer, bank or trust company, the other Dealer Manager or any other person. The Company acknowledges and agrees that, in your capacity as Dealer Managers, each of you shall act as an independent contractor, and any of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to the Company.



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                                                                             4

     3. The Exchange Offer Materials. The Company agrees to furnish you as soon as practicable on or following the Commencement Date with as many copies as you may reasonably request of the Exchange Offer Statement, the related Letter of Transmittal and the Notice of Guaranteed Delivery, any other Exchange Document and any other documents or materials filed or to be filed on behalf of the Company in connection with the Transactions with any governmental or regulatory authorities, agencies or instrumentalities, any amendments or supplements to any of the foregoing, and all exhibits thereto, including, without limitation, any materials incorporated by reference in the Exchange Offer Statement, and any related materials to be used in connection with the Transactions (collectively, as amended or supplemented from time to time, the "Exchange Offer Material").

     You hereby agree, as Dealer Managers, that you will not disseminate any written material for or in connection with the solicitation of tenders of Existing Subordinated Notes pursuant to the Exchange Offer other than the Exchange Offer Material, and you agree that you will not make any statements in connection with such solicitation, other than the statements that are set forth in the Exchange Offer Material or as otherwise authorized by the Company.

     The Company agrees that, a reasonable time prior to publishing, using, or filing with the U.S. Securities and Exchange Commission (the "Commission") or with any other Federal, state, provincial, territorial or other governmental agency, authority, or instrumentality of the United States, Canada or any other jurisdiction ("Other Agency"), any Exchange Offer Material (whether preliminary or otherwise) or any other materials which refer to either of you, it will submit copies of such materials to you and will give reasonable consideration to your and your counsel's comments, if any, thereon. In the event that the Company uses or permits the use of, or files with the Commission or any Other Agency, any Exchange Offer Material or any such other material (i) which has not been submitted to you for your comments, or (ii) which has been so submitted and with respect to which you have made comments, but which comments have not resulted in a response reasonably satisfactory to you and your counsel to reflect your comments, then you shall be entitled to withdraw as Dealer Managers in connection with the Exchange Offer as set forth in Section 4.

     Prior to and during the period of the Exchange Offer, the Company will inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, which would require the making of any change in any Exchange Offer Material or would affect in any material respect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or discovery of such fact. Any such change shall be promptly made to such Exchange Offer Material, subject to the foregoing paragraph.

     The Company represents that the Exchange Offer Material has been or will be prepared and approved by, and is the sole responsibility of, the Company (except for information describing you that is provided by you in writing) and the Company authorizes you to use the Exchange Offer Material in connection with the Transactions.

     The Company recognizes and confirms that in connection with the Transactions, you will be using and relying upon information (both written and oral), documents (including the Exchange Offer Material), and data furnished by the Company, and information available from public sources (collectively, the "Information"). The Company further recognizes that you do not assume responsibility for the accuracy or completeness of the Information and will not undertake to independently verify its accuracy or completeness.

     4. Withdrawal. If the Company (a) uses or permits the use of any Exchange Offer Material (i) which has not been submitted to you for your comments or (ii) which has been so submitted and with respect to which you have made comments but as to which the Company has not complied with the provisions of Section 3 or (b) shall have breached any of its representations, warranties, agreements or covenants herein or in any of the Other Refinancing Agreements, then, in each case, you shall be entitled to withdraw as Dealer Managers in connection with the Transactions without any liability or penalty whatsoever for such withdrawal and without loss of any right to indemnification or contribution provided in
Section 14 or right to the payment of all fees and expenses payable hereunder which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purposes of determining the fees payable to you pursuant to Section 5, the principal amount of Existing Subordinated Notes tendered (and not subsequently withdrawn) pursuant to the Exchange Offer as of the close of business on the date of such withdrawal which are thereafter acquired by the Company pursuant to the Exchange Offer shall be deemed to have been acquired as of the date of such withdrawal). If you shall withdraw as Dealer Managers for any of the reasons set forth in the preceding sentence, the reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date.

     5. Compensation. The Company agrees to pay you as compensation for your services as Dealer Managers a fee of $15.00 for each $1,000 in principal amount at issuance (or, in the case of the Senior Discount Notes, at maturity) of New Notes issued by the Company pursuant to the Exchange Offer. Such fee shall be payable upon consummation of the Exchange Offer.

     6. Reimbursement of Fees and Expenses. In addition to your compensation for your services as Dealer Managers, the Company agrees to pay (i) all fees and expenses relating to the preparation, filing, printing, mailing, and publishing of all the Exchange Offer Material, (ii) all fees and expenses of the Exchange Agent and the Information Agent (each as defined in Section 8 hereof), (iii) all advertising charges in connection with the Transactions, (iv) all customary mailing and handling fees and expenses of Dealers (including you), banks and trust companies in forwarding the Exchange Offer Material to their customers and
(v) all other reasonable costs and expenses incurred by you in connection with the Transactions (but excluding any such costs and expenses incurred in connection with the Private Placement). The Company also agrees to promptly reimburse you, upon request made from time to time, for all reasonable fees and disbursements of your counsel and all your reasonable travel and other out-of-pocket expenses incurred in connection with or arising out of the Transactions (but excluding any such fees, costs and expenses incurred in connection with the Private Placement). All payments to be made by the Company pursuant to this Section 6 shall be made promptly against delivery to the Company of statements thereof. The Company shall perform its obligations set forth in this Section 6 regardless of whether or not the Exchange Offer is commenced or the Company acquires any Existing Subordinated Notes pursuant to the Exchange Offer or whether you withdraw pursuant to Section 4.



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                                                                              6

     7. Securityholder Lists. The Company shall provide you with copies of its records showing the names and addresses of, and the principal amounts of Existing Subordinated Notes held by, all Holders for purposes of the Exchange Offer and will cause you to be advised from day to day during the period of the Exchange Offer as to any transfers of Existing Subordinated Notes.

     8. Other Agents. The Company will arrange for United States Trust Company of New York to serve as exchange agent (the "Exchange Agent") and ChaseMellon Financial Services, LLC to serve as Information Agent (the "Information Agent") in connection with the Transactions and, as such, to advise you as to such matters relating to the Transactions as frequently as you may request.

     9. Sufficient Funds; Settlement. The Company represents and warrants to you that, subject to consummation of the Private Placement, it will have sufficient funds available, and has or will have sufficient authority to use such funds under applicable law, to enable it to pay in accordance with the terms of and subject to the conditions contained in the Exchange Offer and Sections 5 and 6 hereof, and the Company hereby agrees to pay on the Settlement Date any accrued interest on the 10% Notes and any cash payments required in lieu of the issuance of fractional New Notes incurred in connection with exchanging all Existing Subordinated Notes tendered and accepted for exchange pursuant to the Exchange Offer (as more fully described in the Exchange Offer Statement) and the fees and expenses payable hereunder.

     10. Representations, Warranties and Covenants of the Company. The Company represents and warrants to you, and agrees with you, that:

          (a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Exchange Offer Material; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company is qualified to do business as a foreign corporation in the State of New York.

          (b) Each Significant Subsidiary (as defined in Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company, WEC and WEC II has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Exchange Offer Material; and each subsidiary of the Company (including WEC and WEC II) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company (including WEC and WEC II) has been duly

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                                                                               7

     authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company (including WEC and WEC II), directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (c) This Agreement has been duly authorized, executed and delivered; each of the Supplemental Indentures, the New Indentures, the New Notes and the Dollar Notes Registration Rights Agreement has been duly authorized; each of this Agreement and the Dollar Notes Registration Rights Agreement constitutes and, when the Existing Senior Notes have been delivered to the Company and paid for pursuant to this Agreement and the Tender Offer Material on the Settlement Date, the Supplemental Indentures and the New Indentures will have been duly executed and delivered, such New Notes will have been duly executed, authenticated, issued and delivered and will conform, in all material respects, to the description thereof contained in the Exchange Offer Material, and this Agreement, the Dollar Notes Registration Rights Agreement, the Supplemental Indentures, the New Indentures and such New Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and, with respect to this Agreement and the Dollar Notes Registration Rights Agreement, except that rights to indemnity and contribution may be limited by Federal and state securities laws and public policy considerations.

          (d) Except as contemplated by this Agreement or as disclosed in the Exchange Offer Material, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or either Dealer Manager for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

          (e) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the other transactions contemplated as part of the Refinancing, other than those which have been obtained and such as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction.

          (f) The execution, delivery and performance of this Agreement, the Supplemental Indentures, the New Indentures and the Dollar Notes Registration Rights Agreement and the consummation of the Transactions and the other transactions contemplated as part of the Refinancing and compliance with the terms hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties,
     (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of either of the Company or any such subsidiary, except, in the case of clause (A) or (B), such breaches,

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                                                                            8

     violations or defaults that individually or in the aggregate would not have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, engage in and consummate the Transactions, as contemplated by this Agreement and the other transactions contemplated as part of the Refinancing.

          (g) Except as disclosed in the Exchange Offer Material, and except for liens granted under the Company's accounts receivable securitization Facility, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the Exchange Offer Material, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (h) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (i) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

          (j) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business as now operated by them, or used in the conduct of the business as now operated by them, except to the extent that the failure to own or possess or the inability to acquire such intellectual property rights would not individually or in the aggregate have a Material Adverse Effect; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (k) Except as disclosed in the Exchange Offer Material, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any




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                                                                               9

     environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (l) Except as disclosed in the Exchange Offer Material, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Dollar Notes Registration Rights Agreement, the Supplemental Indentures or the New Indentures, or which are otherwise material in the context of the Transactions or the other transactions contemplated as part of the Refinancing; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

          (m) The financial statements included in the Exchange Offer Material present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, the assumptions used in preparing the pro forma financial statements included in the Exchange Offer Material, provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (n) Except as disclosed in the Exchange Offer Material, since the date of the latest audited financial statements included in the Exchange Offer Material, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (it being understood that a change in the price of the Company's common stock or the continuation of operating losses consistent with the Company's historical results shall be deemed not to be, in and of themselves, such a material adverse change), and, except as disclosed in or contemplated by the Exchange Offer Material, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (o) None of the Company, WEC or WEC II is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); none of the Company, WEC or WEC II is a closed-end investment company required to be registered, but not registered, thereunder; and none of the Company, WEC or WEC II is and, after giving effect to the Transactions and the other transactions contemplated as part of the Refinancing and the application of the proceeds thereof as described in the Exchange Offer Material, will be an "investment company" as defined in the Investment Company Act.


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                                                                            10

          (p) The Company is subject to Section 13 or 15(d) of the Exchange Act.

          (q) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the New Notes, the 2008 Senior Notes or the Euro Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (r) Based upon the accuracy of the representations and warranties of the Qualified Offerees set forth in the Qualified Offerees Transmittal Letters, of the Purchasers in the Purchase Agreements and of the Specified Holders in the Preferred Stock Transaction Agreements, the offer and sale of the New Notes, the 2008 Senior Notes and the Euro Notes in the manner contemplated by this Agreement, the Preferred Stock Transaction and, assuming the accuracy of the representations and warranties of the Purchasers contained therein, the Purchase Agreements will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify either New Indenture, the 2008 Senior Notes Indenture or the Euro Indenture in respect of the New Notes, the 2008 Senior Notes or the Euro Notes, respectively, under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), other than in connection with the Company's obligations under the Registration Rights Agreements.

          (s) Neither the Company nor any of its or affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S ("Regulation S") under the Securities Act) the New Notes, the 2008 Senior Notes or the Euro Notes or any security of the same class or series as the New Notes, the 2008 Senior Notes or the Euro Notes or (ii) has offered or will offer or sell the New Notes, the 2008 Senior Notes or the Euro Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the New Notes, the 2008 Senior Notes or the Euro Notes except for this Agreement, the Purchase Agreements and the Registration Rights Agreements.

          (t) The Company and its subsidiaries are in compliance in all material respects with the Communications Act of 1934 (as amended by the Tele communications Act of 1996, the "Communications Act") and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

          (u) The Company has provided to the Dealer Managers a complete and accurate list of all licenses held as of March 1, 2000 by the Company and its subsidiaries (other than experimental licenses in the 38 GHz portions of the radio spectrum and licenses granted to the Company or its subsidiaries or acquired from Local Area Telecommunications, Inc. that are not in the 38 GHz portion of the radio spectrum and proceedings affecting the service rules and licensing of Spectrum in the 38 GHz band) by the FCC (the "Licenses"). All of the Licenses are currently valid and in full force and effect. Neither the Company nor any of its subsidiaries has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally and proceedings affecting the service rules and licensing of spectrum in the 38 GHz band) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses, except that, on March 12, 1998, several parties filed petitions for reconsideration of the February 10, 1998 additional channel grants to the Company in each of Atlanta, Buffalo, Cincinnati, Dallas, Houston, Miami, New York, St. Louis, Spokane and Tampa. On October 22, 1999, the FCC denied some of the petitions for reconsideration and affirmed the grants. One petition for reconsideration remains pending. In response to the FCC's denial of the petitions for reconsideration, two parties filed a joint application for review requesting that the FCC reconsider the grants. The Company filed an opposition to this application which remains pending. In addition, on March 9, 1998, several parties filed petitions for reconsideration of the FCC's 38 GHz Order, alleging, among other things, that the February 10, 1998, license grants to the Company were in violation of the FCC's processing rules. The Company filed a consolidated opposition to these petitions. The FCC denied these petitions on August 23, 1999. However, several parties have filed petitions for review in the U.S. Court of Appeals for the D.C. Circuit.

          In addition, on December 29, 1999, the FCC granted in part five Company applications requesting additional channels in the following areas:
     Baltimore, New York, Philadelphia, and Washington, D.C. On January 24, 2000, several parties filed petitions for reconsideration of each of these grants. The Company filed an opposition to these petitions which remains pending.

          In addition, on October 23, 1997, DCT Communications, Inc. filed a petition for reconsideration seeking revocation of the Company's license in Ft. Lauderdale, Florida. The Company opposed the petition. On January 21, 1999, the FCC released an order denying DCT's petition for reconsideration. In response, DCT filed an application for review which the Company opposed. The FCC denied the application for review on February 22, 2000; however, DCT may seek review of the FCC's decision in the courts.

          (v) Except as disclosed in the Exchange Offer Material, no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License the loss of which could reasonably be expected to have a Material Adverse Effect or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Company or any of its subsidiaries there under.

          (w) The Company and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete in all material respects.

          (x) Neither the Company nor any of its subsidiaries has any reason to believe that any of the Licenses will not be renewed in the ordinary course.

          (y) All necessary corporate and stockholder action has been duly taken by the Company to authorize the Transactions and the other transactions contemplated as part of the Refinancing, the execution, delivery and performance of this Agreement, the Dollar Notes Registration Rights Agreement, the Supplemental Indentures, the New Indentures and the Other Refinancing Agreements and all other actions contemplated by this Agreement, the Dollar Notes Registration Rights Agreement, the Supplemental Indentures, the New Indentures and the Other Refinancing Agreements and the consummation of the Transactions and the other transactions contemplated as part of the Refinancing and no other corporate or stockholder proceedings are necessary to authorize any such actions.

          (z) The Company has no knowledge of any material fact or information concerning the Company or any of its subsidiaries or affiliates, or the operations, assets, condition (financial or otherwise), earnings, business affairs or business prospects of the Company, or any of its subsidiaries or affiliates, which is required to be made generally available to the public and which has not been, or is not being, or will not be, made generally available to the public.

          (aa) In connection with the Transactions, the Company has complied, and will continue to comply, in all material respects with the Exchange Act and the rules and regulations thereunder, including, without limitation, Sections 10 and 14 of the Exchange Act and Rule 10b-5, Rule 14e-1 and Rule 14e-5 of the Exchange Act.

          (bb) On the date of this Agreement, the Exchange Offer Material does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Exchange Offer Material based upon written information furnished to the Company by any Dealer Manager specifically for use therein. The Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (cc) Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the date hereof and the Settlement Date.

     11. Conditions of the Obligations of the Dealer Managers. The obligations of the Dealer Managers to act hereunder will be subject to the accuracy of the representations and warranties on the part of the Company contained in this

Agreement, to the performance by the Company of its obligations contained in this Agreement, to the accuracy of the certificates of officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Dealer Managers shall have received a letter, dated the date of the Exchange Offer Statement, of Grant Thornton LLP, in agreed form, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and stating to the effect that:

               (i) in their opinion the financial statements and schedules examined by them and included in the Exchange Offer Material comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

               (ii) on the basis of certain procedures undertaken by them, nothing came to their attention that caused them to believe that:

                    (A) at a date no later than two business days prior to the date of the Exchange Offer Statement, there was any change in the capital stock or paid-in capital, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the Company and its subsidiaries, on a consolidated basis, as compared with amounts shown on the December 31, 1999 audited consolidated balance sheet included in the Exchange Offer Material;

                    (B) for the period from January 1, 2000, to a date no later than two business days prior to the date of the Exchange Offer Statement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net loss; or

                    (C) the unaudited pro forma condensed consolidated financial statements included in the Exchange Offer Material do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements, except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which are described in such letter; and

                    (iii) they have compared specified dollar amounts (or
               percentages derived from such dollar amounts) and other financial information contained in the Exchange Offer Material (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

               All financial statements and schedules included in material incorporated by reference into the Exchange Offer Material shall be deemed included in the Exchange Offer Material for purposes of this subsection.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Dealer Managers, be likely to prejudice materially the success of the Transactions or any of the other transactions contemplated as part of the Refinancing, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Dealer Managers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the Transactions or any of the other transactions contemplated as part of the Refinancing (it being understood that a change in the price of the Company's common stock or the continuation of operating losses consistent with the Company's historical results shall be deemed not to be, in and of itself, a material adverse change); (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Dealer Managers, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the Transactions or any of the other transactions contemplated as part of the Refinancing.

          (c) The Dealer Managers shall have received an opinion, dated the date upon which the Exchange Offer is consummated, of Graubard Mollen & Miller, counsel for the Company, substantially to the effect set forth in

     (i)-(viii) below, and of Willkie Farr & Gallagher, regulatory counsel for the Company, substantially to the effect set forth in (ix)-(xvi) below:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Exchange Offer Material;

               (ii) This Agreement has been duly authorized, executed and delivered; each of the Supplemental Indentures, the New Indentures, the New Notes and the Dollar Notes Registration Rights Agreement has been duly authorized; each of this Agreement and the Dollar Notes Registration Rights Agreement constitutes and, when the Existing Subordinated Notes have been delivered to the Company and paid for pursuant to this Agreement and the Exchange Offer Material on the Settlement Date, the Supplemental Indentures and the New Indentures will have been duly executed and delivered, such New Notes will have been duly executed, authenticated, issued and delivered and will conform, in all material respects, to the description thereof contained in the Exchange Offer Material and the Supplemental Indentures, the New Indentures, and such New Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and, with respect to this Agreement and the Dollar Notes Registration Rights Agreement, except that rights to indemnity and contribution may be limited by Federal and state securities laws and public policy considerations.

               (iii) The Company is not and, after giving effect to the Transactions and the other transactions contemplated as part of the Refinancing and the application of the proceeds thereof as described in the Exchange Offer Material will not be an "investment company" as defined in the Investment Company Act;

               (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the consummation of the other transactions contemplated by the Refinancing, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreements and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of the various states of the United States and of foreign jurisdictions in connection with the Exchange Offer, the Preferred Stock Transaction and the Private Placement;

               (v) The execution, delivery and performance of this Agreement, the Dollar Notes Registration Rights Agreement, the Supplemental Indentures, and the New Indentures and the consummation of the Transactions and the other transactions contemplated as part of the

          Refinancing and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation or any order known to such counsel of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of its properties, (B) any agreement or instrument listed as an exhibit to the Company's Annual Report on Form 10-K most recently filed with the Commission or listed as an exhibit to or filed with any subsequent reports filed by the Company under the Exchange Act through the date of such opinion to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of the Company or any such subsidiary, except, in the case of clause (A) or (B), breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect; and the Company has full power and corporate authority to engage in the Transactions as contemplated by this Agreement and the other transactions contemplated as part of the Refinancing;

               (vi) Such counsel have no reason to believe that the Exchange Offer Material or any amendment or supplement thereto, as of the date hereof or as of the date upon which the Exchange Offer is consummated, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Exchange Offer Material;

               (vii) The descriptions in the Exchange Offer Material of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information purported to be described therein;

               (viii) Based upon the accuracy of the representations and warranties of the Company set forth in Section 10 of this Agreement, of the Qualified Offerees in the Qualified Offeree Transmittal Letters and of the Specified Holders in the agreements governing the Preferred Stock Transaction, it is not necessary in connection with the issuance of New Notes in the Exchange Offer or in exchange for Series C Preferred Stock (or Exchange Debentures) held by the Specified Holders to register the New Notes under the Securities Act, and it is not necessary to qualify the New Indentures under the Trust Indenture Act of 1939, as amended, other than in connection with the Company's obligations under the Dollar Notes Registration Rights Agreement;

               (ix) No prior or subsequent consent, approval, authorization or order of the FCC is required to be obtained, and no prior or subsequent notice to or filing with the FCC is required to be made, in connection with the offering of Offered Securities;

               (x) To the best of such counsel's knowledge, the Company and its subsidiaries are in compliance in all material respects with all material terms and conditions of each License;

               (xi) To the best of such counsel's knowledge, all of the Licenses are currently valid and in full force and effect, and there is no investigation, notice of apparent liability, violation, forfeiture or other order of complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally and proceedings affecting the service rules and licensing of spectrum in the 38 GHZ band) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses;

               (xii) Such counsel is not aware of any event or instance in which the Company was not in compliance with all applicable and material rules, regulations and policies of the FCC pertaining to the Licenses;

               (xiii) Such counsel is not aware of the occurrence of any event which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, modification, nonrenewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License the loss of which could reasonably be expected to have a Material Adverse Effect or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Company or any of its subsidiaries thereunder;

               (xiv) To the best of such counsel's knowledge, the Company and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act pertaining to the Licenses;

               (xv) Such counsel is not aware of any reason to believe that any of the Licenses will not be renewed in the ordinary course; and

               (xvi) The FCC has the authority, under certain circumstances, to modify radio licenses that it has issued. On November 3, 1997, the FCC released an Order concerning the 38 GHz band adopting licensing, service and technical rules, and a plan to auction the remaining unlicensed portions of the 38 GHz band for commercial use. On February 20, 1998, a party filed a petition for reconsideration of the FCC's 38 GHz Order seeking review of the FCC's channelization and assignment of the 38 GHz band to ensure that spectrum remains available for satellite services. On reconsideration, the FCC declined to reserve spectrum in this band for satellite services.

               On December 23, 1998, the FCC issued an Order primarily designating the 38 GHz band for terrestrial wireless services. Several parties filed petitions for reconsideration of that decision seeking authority to use the 38 GHz band for satellite services. On December 1, 1999, the FCC affirmed its Order on reconsideration. However, parties may seek review of the FCC's Order on reconsideration in the courts.

          The FCC may adopt changes to the existing and proposed regulations governing 38 GHz licensees, which could have an impact on the scope of the Licenses and the operations of the Company and its subsidiaries. As of the date of such letter, and except as otherwise discussed in such letter, such counsel is not aware of any official FCC action that may permit or is likely to lead to the revocation, nonrenewal, modification, impairment, restriction, or suspension of any License or any right or authority thereunder in whole or in part.

          (d) The Dealer Managers shall have received from Cravath, Swaine & Moore, counsel for the Dealer Managers, such opinion or opinions, dated the Settlement Date, as the Dealer Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) The Dealer Managers shall have received a certificate, dated the date upon which the Exchange Offer is consummated, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date hereof or thereof, as the case may be, and that, subsequent to the dates of the most recent financial statements in the Exchange Offer Statement, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Exchange Offer Statement, or as described in such certificate.

          (f) The Dealer Managers shall have received a letter, dated the date upon which the Exchange Offer is consummated, of Grant Thornton LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the date upon which the Exchange Offer is consummated for the purposes of this subsection.

          (g) No restraining order or denial of an application for approval shall have been issued and no litigation shall have been commenced or threatened with respect to this Agreement, the Transactions or the other transactions contemplated as part of the Refinancing and no development in any pending litigation with respect to this Agreement, the Transactions or the other transactions contemplated as part of the Refinancing shall have occurred by or before any agency, court or other governmental body of any jurisdiction which you believe in good faith makes it inadvisable for you to continue to act hereunder.

          The Company will furnish the Dealer Managers with such conformed copies of such opinions, certificates, letters and documents as the Dealer Managers reasonably request.

     12. Additional Covenants of the Company. (a) Prior to and during the term of the Transactions and the Refinancing, the Company will advise you promptly of
(i) the occurrence of any event, or the discovery of any fact, which could cause the Company to fail to commence or withdraw or terminate the Exchange Offer or any of the other transactions contemplated as part of the Refinancing or would permit the Company to exercise any right not to exchange the Existing Subordinated Notes tendered pursuant to the Exchange Offer, not to purchase the Existing Senior Notes tendered pursuant to the Tender Offer or not to exchange the shares of Series C Preferred Stock (or Exchange Debentures) tendered pursuant to the Preferred Stock Transaction, (ii) any proposal or requirement to amend or supplement any Exchange Offer Material, (iii) any extension, termination, completion or expiration of the Exchange Offer, the Tender Offer, the Private Placement or the Preferred Stock Transaction, (iv) any communication from the Commission or any Other Agency relating to the Transactions or any of the Exchange Offer Material, including any order suspending or preventing the use of any thereof, (v) any other material developments in connection with the Transactions, (vi) any other material developments in connection with the Refinancing and (vii) any other information relating to the Exchange Offer, the Tender Offer, the Private Placement or the Preferred Stock Transaction, which you may from time to time reasonably request.

     (b) The Company will comply with the Securities Act, the Exchange Act, the Trust Indenture Act, and the applicable rules and regulations promulgated thereunder, as well as all applicable stock exchange regulations, in connection with the Exchange Offer Material and the Transactions. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement any Exchange Offer Material in order that such Exchange Offer Material will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time they are delivered, not misleading or if it shall be necessary at any such time to amend or supplement the Exchange Offer Material in order to comply with the requirements of the Securities Act, the Exchange Act or the Trust Indenture Act, the Company will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Exchange Offer Material comply with such requirements. The Company will disseminate, as required, any and all necessary amendments and supplements to the Exchange Offer Material and the other documents to be distributed to the holders in connection with the Transactions and will promptly furnish to you a true and accurate copy of each such amendment or supplement prior to the distribution thereof.

     (c) The Company acknowledges that Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and their respective affiliates may own for their own account Existing Subordinated Notes, and agrees that Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and their respective affiliates may tender such Existing Subordinated Notes pursuant to the Exchange Offer and receive the full consideration therefor in accordance with the terms of the Exchange Offer.

     13. Qualification of New Notes. The Company shall promptly take such action as you may reasonably request from time to time to qualify the New Notes for offering and sale under the state securities or blue sky laws of such jurisdictions as you may reasonably designate, and shall use their best efforts to comply promptly with such laws so as to permit the continued qualification of such securities in such jurisdictions, provided that in connection therewith the Company shall not be obligated to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not then qualified or subject to service, as the case may be.

     14. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each of you, your respective directors, officers, employees and agents and each person who controls either of you within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, and each such indemnified party shall have no liability to the Company or its parents, owners, creditors or security holders for any loss, claim, damage or liability or other expense, (a) arising out of or based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Material, or any omission or alleged omission to state in any Exchange Offer Material a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (ii) any withdrawal, termination or cancelation by the Company of, or failure by the Company to make or consummate, the Exchange Offer according to its terms or (iii) any breach or alleged breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein or (iv) any other action or failure to act by the Company, its employees or other agents or by you at the Company's request or with the Company's consent or (b) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the proposed exchange by the Company of New Notes for any Existing Subordinated Notes or your role as Dealer Managers in connection with either thereof, whether the event allegedly giving rise to such claim shall have occurred prior to the commencement of, during the period of, or subsequent to the consummation of, the Exchange Offer, and, in each case, agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon (1) in the case of clause (a)(i), any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein or (2) in the case of clause
(b), that is finally judicially determined by a court of competent jurisdiction not subject to further appeal to have resulted primarily from either of your gross negligence or willful misconduct. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     Promptly after receipt by an indemnified party under this Section 14 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 14, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under the first paragraph of this Section 14 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in the first paragraph of this Section 14. The indemnifying



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                                                                            21

party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one firm or separate counsel (plus local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     If the indemnity provided for in the foregoing paragraphs of this Section 14 is for any reason unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then you and the Company, in lieu of the Company's indemnifying such indemnified party, agree that the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by you from the Transactions or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company and of you in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that in no event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by you pursuant to this Agreement. The relative benefits received by the Company on the one hand and by you on the other shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the Company for the purchase of Existing Subordinated Notes pursuant to the Exchange Offer bears to (ii) the maximum aggregate fee proposed to be paid to you pursuant to Section 5. The relative fault of the Company on the one hand and of you on the other (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

     The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. For purposes of this Section 14, each person who controls either of you and each of your respective directors, officers, employees and agents shall have the same rights to contribution as you, subject in each case to the applicable terms and conditions set forth above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     The foregoing indemnity and contribution agreements shall be in addition to any other rights that any indemnified party may otherwise have.

     15. Termination; Full Force and Effect. This Agreement shall terminate upon the earlier of (i) the Settlement Date, (ii) the date of termination or withdrawal of the Exchange Offer and (iii) the termination or withdrawal of the Tender Offer, the Private Placement or the Preferred Stock Transaction. The indemnity and contribution agreements contained in Section 14 hereof, the fee and expense reimbursement agreements contained in Sections 4, 5 and 6 hereof and the representations, warranties, covenants and agreements of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer, the Tender Offer, the Private Placement or the Preferred Stock Transaction or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any indemnified party,
(iii) any termination of your appointment hereunder pursuant to Section 4 hereof, this Section 15 or otherwise and (iv) the completion of your services hereunder.

     16. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

     17. Counterparts. This Agreement may be executed in any number of separate counterparts, and all the said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart by facsimile transmission shall be effective as delivery of a manually signed counterpart.

18. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other indemnified parties and each of the Company's, your and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right or obligation hereunder or by virtue hereof.

     19. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

     20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     21. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission, subsequently confirmed in writing as aforesaid, to the parties hereto as follows:

                  (a) If to you:

                           Salomon Smith Barney Inc.
                           388 Greenwich Street
                           New York, NY  10013
                           Attention:  General Counsel
                           Fax:  (212) 816-7912
                           Confirm:  (212) 816-7000

                  and

                           Credit Suisse First Boston Corporation
                           Eleven Madison Avenue
                           New York, NY 10010
                           Attention:  Transaction Advisory Group
                           Fax:  (212) 325-8000
                           Confirm: (212) 325-2000

                  with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention:  Kris F. Heinzelman, Esq.
                           Fax:  (212) 474-3700
                           Confirm:  (212) 474-1000

                  (b) If to the Company:

                           Winstar Communications, Inc.
                           685 Third Avenue
                           New York, NY 10017
                           Attention:  General Counsel
                           Fax:  (212) 584-4001
                           Confirm:  (212) 792-9800

                  with a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, NY 10158
                           Attention:  David Miller, Esq.
                           Fax:  (212) 818-8881
                           Confirm:  (212) 818-8000


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




     Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement among us.

                                                Very truly yours,


                                                WINSTAR COMMUNICATIONS, INC.

                                                     /s/ Kenneth J. Zinghini
                                                by ___________________________
                                                   Name:   Kenneth J. Zinghini
                                                   Title:  Senior Vice President


Accepted as of the
date first set forth above:

SALOMON SMITH BARNEY INC.

        /s/ Michael Zicari
   by ____________________________
      Name:   Michael Zicari
      Title:  Director


CREDIT SUISSE FIRST BOSTON CORPORATION

        /s/ Robert A. Hansen
   by _____________________________
      Name:  Robert A. Hansen
      Title: Director